Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

AMN Healthcare Services, Inc.:

We consent to the use of our reports dated March 10, 2005 with respect to the consolidated financial statements and schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

                      /s/ KPMG LLP

San Diego, California

April 4, 2005